Exhibit 10.7

(English Translation)
Employment Agreement

●	Contract effective date: March 8, 2007

●	Signed between China Biologic Products, Inc and Stanley Wong

●	Title of employment: Chief Executive Officer

●	Place of employment: Taian City, Shandong Province, PRC

●

Duties: Lead the Company day-to-day operations, handle matters relating to regulators, intermediaries and institutional investors, ensure compliance of Sox requirement in 2007, responsible for capital sourcing and investment, lead and coordinate the decision on funding, operations and management in the company and its subsidiaries, co-ordinate listing work. Assist and ensure subsidiary’s CEO to implement financial and internal controls matter.

●	Probation period: one months

●	Salary: HK$80,000 and RMB20,000 per month on a 13 months basis.

●	Working hours: 0830 to 1700 Monday to Friday

●	Bonus: at Board of Directors’ discretion.

●	Paid leave: 18 days

●	Tax: HK and PRC tax are borne by employee

●	Other benefit: round trip ticket to HK each month

●	Shares/options: Eligible as declared by BOD

●	Contract signed by

/s/ Zhao Chao Min	/s/ Stanley Wong
Zhao Chao Min	Stanley Wong
director of China Biologic Products, Inc.